Exhibit 99.1

News for Immediate Release

Contact: Gary Santo

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

FIRST MARBLEHEAD ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Operating results improve 54% and 30% from the prior fiscal year and fiscal quarter of last year, respectively

BOSTON, MA, August 14, 2012 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter of fiscal 2012 and for the fiscal year ended June 30, 2012. During the fourth quarter of fiscal 2012, we classified the results and operations of First Marblehead Data Services, Inc. (“FMDS”), our former trust administration business unit, as well as the NCSLT Trusts and the GATE Trusts, which previously comprised the Company’s Securitization Trusts segment, in discontinued operations for all periods presented.

“Fiscal 2012 has provided a strong foundation for our second full peak lending season. We have invested in our brand, substantially expanded the number of school lists on which our products reside and introduced new products to the marketplace while continuing to originate high credit quality loans for our clients,” said Daniel Meyers, Chairman and Chief Executive Officer. “We believe these steps are evidence that such product leadership will ultimately lead to our future financial success,” added Mr. Meyers.

For the fourth quarter of fiscal 2012, the Company recorded a net loss from continuing operations of $14.0 million, or $0.14 per common share, compared to a net loss from continuing operations for the fourth quarter of fiscal 2011 of $20.1 million, or $0.20 per common share. The reduction in the net loss of $6.1 million from continuing operations was largely driven by a $2.2 million decrease in general and administrative expenses reflecting the effects of expense reduction efforts and a $3.0 million increase in the fair value changes of service revenue receivables.

For the fiscal year ended June 30, 2012, the Company reported a net loss from continuing operations of $38.9 million, or $0.35 per common share, compared to a net loss from continuing operations of $84.0 million, or $0.83 per common share, for the fiscal year ended June 30, 2011. The improvement in the net loss from continuing operations year-over-year of $45.1 million was principally a result of a $24.1 million improvement in the fair value changes of service revenue receivables and a larger income tax benefit of $12.9 million.

The Company’s net income for the fiscal year ended June 30, 2012 was $1.10 billion, or $9.96 per fully diluted share, which includes the aforementioned net income from discontinued operations of $1.14 billion, compared to a net loss of $221.6 million, or $2.20 per common share, for the fiscal year ended June 30, 2011 which includes a net loss from discontinued operations of $137.6 million.

Monogram®-based loan originations totaled approximately $64 million for the fiscal year ended June 30, 2012, up significantly from the approximately $6 million originated in the 2011 fiscal year. The increase in volumes can be attributed to a multitude of factors including marketing investments and strong support from our partnered lenders including our bank subsidiary, Union Federal Savings bank (“Union Federal”).

Company Liquidity

As of June 30, 2012, the Company had $208.5 million in cash, cash equivalents and short-term investments compared to $267.4 million at June 30, 2011. The decrease of $58.9 million resulted primarily from cash used to purchase higher yielding assets, net of deposit growth, of $34.0 million as the Company diversified its balance sheet to improve its overall financial performance, and $53.1 million used to fund operations, which were partially offset by $26.7 million in proceeds from the sales of certain service revenue receivables and FMDS.

Net operating cash usage* was $11.5 million for the quarter ended June 30, 2012, an improvement of approximately $1.0 million from the prior quarter’s $12.5 million largely due to higher cash collections of $0.3 million at Tuition Management Systems LLC (“TMS”) and receipt of $0.3 million from the TERI settlement.

Net operating cash usage was $53.1 million for the year ended June 30, 2012, up $5.4 million from the fiscal year ended June 30, 2011 largely due to a $7.4 million increase in marketing expenses related to the initial brand development of Union Federal’s Monogram-based loan programs that was partially offset by a $2.2 million decrease in special servicing expenses.

*	See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on August 14, 2012 at 5:00 p.m. Eastern time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors”, or by dialing (866) 843-0890 in the United States or (412) 317-9250 from abroad and entering the pass code 7510821.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from abroad, and entering the pass code 10017359. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and our expectations as to future financial success, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of August 14, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables; and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE Trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

First Marblehead Corporation and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended June 30, 2012 and 2011

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	2012	2011
Revenues:
Net interest income:
Interest income	$1,060	$300
Interest expense	(236)	(214)

Net interest income	824	86
Provision for loan losses	140	(4)

Net interest income after provision for loan losses	964	82
Non-interest revenues:
Tuition payment processing fees	4,372	5,850
Fair value changes to service revenue receivables	745	(2,289)
Other administrative fees	2,823	2,384

Total non-interest revenues	7,940	5,945

Total revenues	8,904	6,027
Non-interest expenses:
Compensation and benefits	9,657	10,265
General and administrative	13,974	16,168

Total non-interest expenses	23,631	26,433

Loss from operations	(14,727)	(20,406)
Other income - proceeds from TERI settlement	280	—

Loss from continuing operations before income taxes	(14,447)	(20,406)
Income tax benefit from continuing operations	(467)	(306)

Loss from continuing operations	(13,980)	(20,100)
Discontinued operations, net of tax	40	(63,730)

Net loss	$(13,940)	$(83,830)

Net loss per basic and diluted common share:
From continuing operations	$(0.14)	$(0.20)
From discontinued operations	—	(0.63)

Total basic and diluted loss per share	$(0.14)	$(0.83)

Basic and diluted weighted-average common shares outstanding	101,924	101,251

First Marblehead Corporation and Subsidiaries

Consolidated Statements of Operations

For the Years Ended June 30, 2012 and 2011

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	2012	2011
Revenues:
Net interest income:
Interest income	$3,290	$1,777
Interest expense	(915)	(1,037)

Net interest income	2,375	740
Provision for loan losses	615	(281)

Net interest income after provision for loan losses	2,990	459

Non-interest revenues:
Tuition payment processing fees	26,544	12,904
Fair value changes to service revenue receivables	947	(23,178)
Other administrative fees	9,925	10,747

Total non-interest revenues	37,416	473

Total revenues	40,406	932
Non-interest expenses:
Compensation and benefits	42,052	36,690
General and administrative	61,101	56,140

Total non-interest expenses	103,153	92,830

Loss from operations	(62,747)	(91,898)

Other income:
Gain from deconsolidation of trusts	9,514	—
Proceeds from TERI settlement	1,685	8,112

Total other income	11,199	8,112

Loss from continuing operations before income taxes	(51,548)	(83,786)
Income tax expense (benefit) from continuing operations	(12,694)	208

Loss from continuing operations	(38,854)	(83,994)
Discontinued operations, net of tax	1,141,082	(137,567)

Net income (loss)	$1,102,228	$(221,561)

Net income (loss) per basic common share:
From continuing operations	$(0.35)	$(0.83)
From discontinued operations	10.33	(1.37)

Total basic earnings (loss) per share	$9.98	$(2.20)

Net income (loss) per diluted common share:
From continuing operations	$(0.35)	$(0.83)
From discontinued operations	10.31	(1.37)

Total diluted earnings (loss) per share	$9.96	$(2.20)

Weighted-average common shares outstanding:
Basic	101,575	100,919
Diluted	110,667	100,919

The First Marblehead Corporation and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2012 and 2011

(Unaudited)

(dollars in thousands)

	2012	2011
Assets
Cash and cash equivalents	$123,497	$217,367
Short-term investments, at cost	85,007	50,000
Restricted cash	65,401	124,687
Investments available for sale, at fair value	68,598	11,019
Education loans held to maturity, net of allowance of $1,309 and $1,336	33,095	—
Mortgage loans held to maturity, net of allowance of $591 and $882	7,811	6,417
Deposits for participation interest accounts, at fair value	4,039	8,512
Service revenue receivables, at fair value	16,341	29,610
Goodwill	19,548	19,548
Intangible assets, net	20,922	23,040
Property and equipment, net	4,570	5,213
Other assets	8,976	11,608

Assets from continuing operations	457,805	507,021
Assets from discontinued operations	—	7,145,761

Total assets (1)	$457,805	$7,652,782

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Deposits	$83,428	$60,492
Restricted funds due to clients	104,981	124,194
Accounts payable, accrued expenses and other liabilities	18,133	24,624
Income taxes payable	23,414	39,979
Net deferred income tax liability	861	831

Liabilities from continuing operations	230,817	250,120
Liabilities from discontinued operations	—	8,282,601

Total liabilities(1)	230,817	8,532,721
Commitments and contingencies:
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share; 20,000 shares authorized; 133 shares issued and outstanding	1	1
Common stock, par value $0.01 per share; 250,000 shares authorized; 110,658 and 109,717 shares issued; 102,002 and 101,318 shares outstanding	1,106	1,097
Additional paid-in capital	452,726	448,088
Accumulated deficit	(40,627)	(1,142,855)
Treasury stock, 8,656 and 8,399 shares held, at cost	(186,828)	(186,551)
Accumulated other comprehensive income	610	281

Total stockholders’ equity (deficit)	226,988	(879,939)

Total liabilities and stockholders’ equity (deficit)	$457,805	$7,652,782

(1)	Our consolidated assets at June 30, 2011 included total assets of $7,168,168 of certain variable interest entities (VIEs) that can only be used to settle the liabilities of those VIEs. These assets included restricted cash and guaranteed investment contracts of $127,709, education loans held to maturity, net of allowance for loan losses, of $6,946,169, interest receivable of $66,031, and other assets of $31,015. Our consolidated liabilities at June 30, 2011 included liabilities of certain VIEs for which the VIE creditors do not have recourse to FMD. These liabilities included long-term borrowings of $8,273,140 and accounts payable and accrued expenses of $28,385.

The First Marblehead Corporation and Subsidiaries

Loan Volume Data

For the Fiscal Year Ended June 30, 2012

(Unaudited)

			Booked Loans
Applications	Loan Application Volume	Booked Loans	Weighted Average FICO	Weighted Average Rate	Disbursed Loans

83,203	$866,865,100	$63,647,691	758	6.56%	$57,700,409

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that we refer to as “net operating cash usage” and that was not prepared in accordance with GAAP. We define “net operating cash usage” to mean approximate cash required to fund our operations. “Net operating cash usage” is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its quarterly and annual results, including its non-interest expenses and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected the Company. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, income (loss) from continuing operations before income taxes, for the three months and twelve months ended June 30, 2012 and 2011 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries

Net Operating Cash Usage, a non-GAAP Financial Measure

For the Three and Twelve Months Ended June 30, 2012 and 2011

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011

Loss from continuing operations, before income taxes	$(14,447)	$(20,406)	$(51,548)	$(83,786)
Non-cash adjustments to loss from continuing operations before income taxes:
Non-cash gain from trust deconsolidations	—	—	(9,514)	—
Fair value changes to service revenue receivables	(745)	2,289	(947)	23,178
Depreciation and amortization	1,131	1,680	4,766	8,253
Stock-based compensation expense	1,044	1,279	4,647	4,805
TMS deferred revenue	1,992	2,447	(1,701)	3,005
Cash receipts from education loans, net of interest income accruals	(297)	287	(340)	700
Cash receipts from trust distributions	642	30	1,216	490
Non-cash gain from TERI Settlement	—	—	—	(5,021)
Other, net of cash flows from FMDS	(789)	1,754	351	695

Non-GAAP net operating cash usage	$(11,469)	$(10,640)	$(53,070)	$(47,681)